Exhibit 99.1

Aureus Greenway Holdings Inc. and Autonomous Power Corporation (dba Powerus) Announce Public Filing of Form S-4 Registration Statement with the SEC

● Aureus Greenway Holdings Inc. has filed a Form S-4 registration statement with the SEC in connection with the proposed business combination with Powerus; the registration statement has not yet become effective.

● In anticipation of the pending combination, Aureus Greenway Holdings Inc. changed its Nasdaq ticker symbol to PUSA; upon completion, the combined company is expected to operate as Powerus Corporation and continue to trade under PUSA.

WEST PALM BEACH, Fla. and ORLANDO, Fla. — July 30, 2026 — Aureus Greenway Holdings Inc. (“AGH”) (Nasdaq: PUSA) and Autonomous Power Corporation, doing business as Powerus (“Powerus”), today jointly announced that AGH has filed a Form S-4 registration statement with the U.S. Securities and Exchange Commission in connection with the proposed business combination between AGH and Powerus. The filing of the registration statement represents a step in the process toward completing the proposed transaction. The registration statement has not yet become effective, and the securities described in it may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective.

The proposed transaction is expected to position the combined company as a vertically integrated leader in low-cost, domestically produced defense autonomy and counter-drone technology.

“Filing the Form S-4 moves this combination from agreement to execution. Every step in this process is about giving Powerus the platform to scale what we’ve already built, and we’re treating each regulatory milestone with the discipline our shareholders and the market expect,” said Andrew Fox, CEO of Powerus.

“We are pleased to have filed the registration statement in connection with our proposed combination with Powerus,” said Matthew Saker, Interim Chief Executive Officer of AGH. “We look forward to working with the Powerus team to complete this transaction and to pursue the strategic opportunities ahead.”

Following the recent definitive merger agreement, AGH changed its Nasdaq ticker to PUSA in anticipation of its pending combination with Powerus, subject to customary closing conditions.

Additional information about the proposed transaction is set forth in the registration statement and related materials filed with the SEC. Investors and security holders are urged to read those materials.

ABOUT POWERUS

Powerus (Autonomous Power Corporation) builds and scales unified autonomous systems designed to move, protect, and sustain critical assets in high-risk environments, with capabilities spanning heavy-lift platforms, autonomous air systems, autonomous maritime systems, mission systems, training and support, and U.S.-based manufacturing. Powerus operates through its subsidiaries, each a Powerus company. Powerus previously announced a proposed merger with AGH (Nasdaq: PUSA); the merger has not closed and remains subject to the satisfaction of customary closing conditions, including the effectiveness of a registration statement on Form S-4 and applicable regulatory approvals. Learn more at power.us.

ABOUT AUREUS GREENWAY HOLDINGS, INC.

Aureus Greenway Holdings Inc. (Nasdaq: PUSA) currently owns and operates golf course properties in Florida, including Kissimmee Bay Country Club and Remington Golf Club in the greater Orlando region. AGH has filed a registration statement on Form S-4 with the SEC, which includes an information statement and preliminary prospectus, in connection with its proposed business combination with Powerus. Learn more at aureusgreenway.com.

Each of AGH and Powerus has provided the information herein relating to its own business, operations, financial condition, technology, products, certifications, contracts, and prospects. Neither party has independently verified the other party’s information, and each party disclaims any representation or warranty, express or implied, as to the accuracy, completeness, or reliability of the other party’s information.

PROPOSED MERGER

Powerus has previously announced a proposed merger with Aureus Greenway Holdings Inc. (Nasdaq: PUSA). Under the terms of the previously announced agreement, Powerus will merge with and into a newly formed subsidiary of AGH, with Powerus continuing as the surviving entity and AGH adopting the name “Powerus Corporation.” AGH has changed its Nasdaq ticker to PUSA in anticipation of its pending combination with Powerus, expected to close in summer 2026, subject to customary closing conditions, including the effectiveness of a registration statement on Form S-4 and receipt of required regulatory approvals. There can be no assurance that the proposed transactions will be consummated or as to the timing of any such consummation.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the proposed merger between Powerus and AGH; the anticipated benefits of the merger; the registration statement on Form S-4, the declaration of effectiveness by the SEC, and the SEC’s review process; the expected timing of the completion of the merger; and the anticipated listing and trading of the combined company’s securities. As to the proposed business combination between Powerus and AGH, these statements include, but are not limited to, statements regarding the proposed business combination and anticipated benefits thereof, including future financial and operating results, statements related to the expected timing of the completion of the transactions, the plans, objectives, expectations and intentions of either company or of the combined company following the merger, anticipated future results of either company or of the combined company following the merger, the anticipated benefits and strategic and financial rationale of the merger and other statements that are not historical facts and its expected timing. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “targets,” “plans,” “intends,” “goal,” “anticipates,” “expects,” “believes,” “potential,” or “continue” or negatives of such terms or other comparable terminology. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of AGH or Powerus to differ materially from any results expressed or implied by such forward-looking statements.

As to the filing of the registration statement on Form S-4, such factors include, among others: (1) that the Form S-4 may not be declared effective by the SEC on the anticipated timeline, or at all, and may be subject to SEC review, comment, and amendment; and (2) the risk that the conditions to closing of the merger are not satisfied or waived, that the merger is not completed on the anticipated timeline or at all, and that the anticipated benefits of the merger are not realized.

As to the announced merger agreement, such factors include, among others, (1) the risk of delays in consummating the potential transaction, including as a result of required shareholder and regulatory approvals, including Nasdaq listing requirements which may not be obtained on the expected timeline, or at all, (2) the risk of any event, change or other circumstance that could give rise to the termination of the merger agreement, (3) the possibility that any of the anticipated benefits and projected synergies of the potential transactions will not be realized or will not be realized within the expected time period, (4) the limited operational history of Powerus as a combined organization and integration risks of acquired businesses, (5) diversion of management’s attention or disruption to the parties’ businesses as a result of the announcement and pendency of the transaction, including potential distraction of management from current plans and operations of AGH or Powerus and the ability of AGH or Powerus to retain and hire key personnel, (6) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the transaction, (7) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (8) the outcome of any legal or regulatory proceedings that may be instituted against AGH or Powerus related to the merger agreement or the transaction, (9) the risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (10) legislative, regulatory, political, market, economic and other conditions, developments and uncertainties affecting AGH’s or Powerus’s businesses; (11) the evolving legal, regulatory, tax, and international trade regimes; (12) the nature, cost and outcome of potential litigation and other legal proceedings, including any such proceedings related to the transactions, (13) restrictions during the pendency of the proposed transaction that may impact AGH’s or Powerus’s ability to pursue certain business opportunities or strategic transactions; and (14) unpredictability and severity of catastrophic events, including, but not limited to, extreme weather, natural disasters, acts of terrorism or outbreak of war or hostilities, as well as AGH’s and Powerus’s response to any of the aforementioned factors.

As to Powerus’s business-development activity, additional factors include, among others: (15) uncertainty regarding the value, existence, and performance of any government purchase orders or contracts, including risks of contract termination for convenience, funding contingencies, and task-order variability; (16) uncertainty regarding the terms, performance, and ultimate benefit of any investment by or hardware procurement from third parties; (17) uncertainty regarding whether any memorandum of understanding will result in a definitive agreement or produce any commercial benefit; and (18) other Powerus-specific operational uncertainties, including risks related to production scale-up, subsidiary integration, and reliance on third-party suppliers and government customers.

In connection with the proposed merger, AGH has filed relevant materials with the SEC, including a registration statement on Form S-4, which includes an information statement and preliminary prospectus, and may file additional materials in the future. Investors and security holders are urged to read those materials when available because they contain important information. Forward-looking statements speak only as of the date of this release, and except as required by law, neither company undertakes any obligation to update them.

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

NO OFFER OR SOLICITATION

This document is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

IMPORTANT INFORMATION AND WHERE TO FIND IT

In connection with the transaction, AGH has filed a registration statement on Form S-4 with the SEC, which includes an information statement and preliminary prospectus of AGH. After the registration statement is declared effective, AGH will mail to its stockholders a definitive information statement. Additionally, AGH expects to file other relevant materials with the SEC in connection with the merger. Investors and security holders are urged to read the registration statement, which includes an information statement and preliminary prospectus, when it becomes effective (and any other documents filed with the SEC in connection with the transaction or incorporated by reference into the registration statement) because such documents contain important information regarding the proposed transaction and related matters. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by AGH through the website maintained by the SEC at http://www.sec.gov or at AGH’s website at https://www.aureusgreenway.com/secfilings.

PARTICIPANTS IN THE SOLICITATION

AGH, Powerus and certain of their respective directors, executive officers, other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from AGH’s stockholders in connection with the proposed transaction. Information about AGH’s directors and executive officers is set forth in AGH’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026. Information about Powerus’ directors and executive officers is set forth in the registration statement on Form S-4 filed by AGH with the SEC in connection with the proposed transaction. Additional information regarding the interests of such potential participants in the proposed transaction, including their direct or indirect interests, by security holdings or otherwise, is included in the registration statement on Form S-4 and other relevant materials filed or to be filed with the SEC in connection with the proposed transaction.

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CONTACTS

AGH INVESTOR RELATIONS:

Jason Assad

678-570-6791

POWERUS PRESS CONTACT:

Escalate PR

pr@power.us